Exhibit 10.1

EXECUTION VERSION

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (hereinafter referred to as the “Amendment”) is dated as of October 30, 2012, by and among EXCO RESOURCES, INC. (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (“Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement as amended herein (as defined below).

WITNESSETH:

WHEREAS, Borrower, the Guarantors, Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of April 30, 2010 (as the same has been and may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Administrative Agent, the Lenders, Borrower and the Guarantors desire to amend the Credit Agreement as provided herein upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, the Guarantors, Administrative Agent and the Lenders hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their respective entireties to read as follows:

“Aggregate Commitment” means, at any time, the sum of the Commitments of all the Lenders at such time, as such amount may be reduced or increased from time to time pursuant to Section 2.02 or Section 2.03; provided that such amount shall not at any time exceed the lesser of (a) the Maximum Facility Amount and (b) the Borrowing Base then in effect. If at any time the Borrowing Base is reduced below the Aggregate Commitment, the Aggregate Commitment shall be reduced automatically to the amount of the Borrowing Base in effect at such time. As of the Seventh Amendment Effective Date, the Aggregate Commitment is $1,300,000,000.

“Approved Petroleum Engineer” means Lee Keeling & Associates, Netherland Sewell & Associates, Inc. or any other reputable firm of independent petroleum engineers selected by the Borrower and approved by the Administrative Agent and the Required Lenders which approval shall not be unreasonably withheld.

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“Borrowing Base” means, at any time an amount equal to the amount determined in accordance with Section 3.01, as the same may be redetermined, adjusted or reduced from time to time pursuant to, and in accordance with, the terms of this Agreement.

“Net Cash Proceeds” means, (A) with respect to any sale, transfer, assignment or other disposition of any Borrowing Base Properties (whether pursuant to a sale, transfer, assignment or other disposition of Equity Interests of a Restricted Subsidiary or otherwise) by the Borrower or any Restricted Subsidiary, the excess, if any, of (a) the sum of cash and cash equivalents received in connection with such sale, but only as and when so received, over (b) the sum of (i) the principal amount of any Indebtedness that is secured by Liens on such asset senior to Liens securing the Obligations and that is required to be repaid in connection with the sale thereof (other than the Loans), (ii) the out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such sale, (iii) all legal, title and recording tax expense and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP as a consequence of such sale, (iv) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such sale or other disposition, (v) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such sale and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition, (vi) cash payments made to satisfy obligations resulting from Swap Modifications or the early termination of any Swap Agreements in connection with or as a result of any such sale or other disposition of Borrowing Base Properties, and (vii) any portion of the purchase price from such sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such sale or otherwise in connection with such sale or other disposition; provided, however, that upon the termination of that escrow, Net Cash Proceeds will be increased by any portion of funds in the escrow that are released to the Borrower or any Restricted Subsidiary (B) with respect to any Permitted Refinancing, the cash proceeds from such refinancing net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, and (C) with respect to any Swap Modification by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such Swap Modification (after giving effect to any netting arrangements), over (ii) the out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Swap Modification.

“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower in the manner provided below, (b) any Subsidiary of an

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Unrestricted Subsidiary, (c) TGGT Holdings and any of its Subsidiaries, (d) EBG Acquisition and any of its Subsidiaries, (e) Black Bear Gathering and any of its Subsidiaries, (f) EXCO Caddo and any of its Subsidiaries, (g) Bonchasse Land Company, LLC, a Louisiana limited liability company and any of its Subsidiaries, (h) from and after the Marcellus JV Closing Date, the Marcellus JV Operator and any of its Subsidiaries, (i) from and after the Marcellus JV Closing Date, the Marcellus Midstream Owner and any of its Subsidiaries and (j) from and after the MLP Closing Date, the MLP Subsidiaries. The Board of Directors of the Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries at the time of such designation or at any time thereafter (i) is a Material Domestic Subsidiary, (ii) owns Oil and Gas Interests included in the Borrowing Base Properties or (iii) guarantees, or is a primary obligor of, any indebtedness, liabilities or other obligations under any Senior Notes (or any Permitted Refinancing thereof).

1.2 Additional Definitions. The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“MLP” means a certain master limited partnership arrangement between the Borrower and one or more of its Subsidiaries and an unrelated third party and one or more of its Subsidiaries (the “MLP Partner”) with respect to the exploration and development of certain Oil and Gas Interests (including the MLP Appropriate Oil and Gas Properties); provided that such master limited partnership arrangement is consummated pursuant to and in accordance with the terms of the MLP Principal Documents.

“MLP Appropriate Oil and Gas Properties” has the meaning assigned to such term in one or more of the MLP Principal Documents as in effect on the MLP Closing Date and as amended or restated thereafter so long as the Administrative Agent receives an executed copy of any agreement evidencing any amendment or restatement of such definition (or any definition used in such definition).

“MLP Closing Date” means the date the MLP Transaction is consummated pursuant to and in accordance with the terms of the MLP Principal Documents; provided that the MLP Closing Date shall occur on or before the Scheduled Redetermination of the Borrowing Base to occur on or about April 1, 2013.

“MLP General Partner” means a Delaware limited liability company formed in connection with the MLP that owns all of the general partnership interests of the MLP Limited Partnership.

“MLP JV LLC” means a Delaware limited liability company formed in connection with the MLP to own all of the Oil and Gas Interests (including the Equity Interests of Vernon Gathering, LLC and any MLP Appropriate Oil & Gas Properties) associated with the MLP.

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“MLP Limited Partnership” means a Delaware limited partnership formed in connection with the MLP that from and after the MLP Closing Date owns all of the Equity Interests of MLP JV LLC.

“MLP Partner” has the meaning assigned to such term in the definition of MLP.

“MLP Principal Documents” means, collectively, (a) a certain Unit Purchase and Contribution Agreement by and among MLP Partner, the Borrower, EOC and MLP JV LLC, (b) a certain Amended and Restated Limited Partnership Agreement for MLP Limited Partnership, (c) a certain Amended and Restated Limited Liability Company Agreement for MLP General Partner, and (d) any other material documents and agreements contemplated by, or executed in connection with, the MLP and/or the MLP Transaction, in each case, as the same may be amended, modified or supplemented from time to time to extent permitted hereunder; provided that the documents and agreements described in clauses (a) through (d) herein shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

“MLP Subsidiaries” means, from and after the MLP Closing Date, MLP General Partner and any of its Subsidiaries and MLP Limited Partnership and any of its Subsidiaries and each, individually, an “MLP Subsidiary”.

“MLP Transaction” means, collectively, (a) the contribution, sale or other disposition by the Borrower or one or more of its Subsidiaries of (i) certain Oil and Gas Interests generally consisting of (x) working interests in onshore natural gas and oil exploration and production operations in the Permian Basin from the surface to and including the Canyon Sand formation and in the East Texas/North Louisiana area from the surface to and including the Cotton Valley formation and (y) owned midstream assets and other assets related to such properties to MLP JV LLC and (ii) all of the Equity Interests of MLP JV LLC to MLP Limited Partnership, in exchange for (1) common units of MLP Limited Partnership representing 25.5% of the outstanding limited partnership interests of MLP Limited Partnership, (2) general partner units of MLP General Partner representing 50% of the outstanding general partner interests of MLP General Partner and (3) a cash distribution of not less than $500,000,000 and (b) the contribution by MLP Partner of not less than $305,000,000 in cash to MLP Limited Partnership in exchange for (i) common units of MLP Limited Partnership representing 74.5% of the outstanding limited partnership interests of MLP Limited Partnership and (ii) general partner units of MLP General Partner representing 50% of the outstanding general partner interests of MLP General Partner; provided that such transactions are consummated pursuant to and in accordance with the terms of the MLP Principal Documents.

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“MLP Transaction Conditions” means with respect to the consummation of the MLP Transaction, the collective reference to the following conditions: (a) at the time of and immediately after giving effect to such transaction, no Default shall have occurred and be continuing, (b) the MLP Transaction is consummated on or before the Scheduled Redetermination of the Borrowing Base to occur on or about April 1, 2013 pursuant to and in accordance with the terms of the MLP Principal Documents, (c) the Borrower receives not less than $500,000,000 in Net Cash Proceeds at closing in connection with the consummation of the MLP Transaction, (d) the Borrower prepays the Loans to the extent required by Section 2.12(e), (e) on or before the MLP Closing Date, the Credit Parties take all actions necessary to comply with Sections 6.09, 6.13 and 6.14, (f) upon the consummation of the MLP Transaction, all Equity Interests of MLP General Partner and MLP Limited Partnership owned by the Borrower or one or more of its Subsidiaries shall be pledged as Collateral to secure the Obligations and (g) upon the request of the Administrative Agent or any Lender, the Borrower provides to the Administrative Agent or such Lender (1) at any time prior to the MLP Closing Date, drafts of any of the MLP Transaction Documents, and (2) from and after the MLP Closing Date, an executed copy of any of the MLP Transaction Documents.

“MLP Transaction Documents” means the MLP Principal Documents and any other documents, instruments, agreements or certificates contemplated by, or executed in connection with, the MLP and/or the MLP Transaction, in each case, as the same may be amended, modified or supplemented from time to time to the extent permitted hereunder.

“Required MLP Assignments” has the meaning assigned to such term in Section 7.03(a)(xiv).

“Seventh Amendment Effective Date” means October 30, 2012.

1.3 Deleted Definitions. Section 1.01 of the Credit Agreement shall be and it hereby is amended by deleting the following defined terms in their respective entireties: “EXCO Water” and “IPC Water Supply Agreement”.

1.4 Net Cash Proceeds. Clause (b) of Section 2.12 of the Credit Agreement shall be and it hereby is amended and restated to read in its entirety as follows:

(b) If the Borrower or any Restricted Subsidiary sells, transfers or otherwise disposes of any Borrowing Base Properties at any time (whether pursuant to a sale, transfer, or other disposition of Equity Interests of a Restricted Subsidiary permitted pursuant to Section 7.03 or otherwise), the Borrower shall prepay the Borrowings to the extent necessary to eliminate any Borrowing Base Deficiency that may exist or that may have occurred as a result of such sale, transfer or other disposition within one (1) Business Day of the date it or any Restricted Subsidiary receives the Net Cash Proceeds from such sale, transfer or other disposition and any Net Cash Proceeds in excess of the amount necessary to eliminate any such Borrowing Base Deficiency shall be used within three hundred

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sixty (360) days after such disposition to (i) acquire property, plant and equipment or any business entity used or useful in carrying on the business of the Borrower and its Restricted Subsidiaries and having a fair market value at least equal to the fair market value of the properties sold or otherwise disposed of or to improve or replace any existing property of the Borrower and its Restricted Subsidiaries used or useful in carrying on the business of the Borrower and its Restricted Subsidiaries or (ii) prepay the Loans in accordance with the instructions of the Borrower (unless an Event of Default exists in which event any amounts prepaid shall be applied to the Loans at the discretion of the Administrative Agent).

1.5 Net Cash Proceeds. Section 2.12 of the Credit Agreement shall be and it hereby is amended by (a) re-lettering clause (e) as clause (f) and (b) adding a new clause (e) to read as follows:

(e) Upon the consummation of the MLP Transaction and after giving effect to the reduction in the Borrowing Base pursuant to Section 3.06, the Borrower shall prepay the Loans with the Net Cash Proceeds received as a result of the consummation of the MLP Transaction on the Business Day on which it receives such Net Cash Proceeds.

1.6 Mandatory MLP Borrowing Base Reduction. Article III of the Credit Agreement shall be and it hereby is amended by adding the following to the end of such Article as Section 3.06:

Section 3.06 Mandatory MLP Borrowing Base Reduction. Upon the consummation of the MLP Transaction in accordance with the terms of this Agreement, the Borrowing Base then in effect shall be reduced by $400,000,000 and shall remain at such amount until the earlier of (i) the next Redetermination of the Borrowing Base and (ii) the date such Borrowing Base is otherwise reduced pursuant to the terms of this Agreement.

1.7 Notices of Material Events. Section 6.02(h) of the Credit Agreement shall be and it hereby is amended and restated to read in its entirety as follows:

(h) the occurrence of any material breach or default under, or repudiation or termination of, or notice of any material dispute or claim arising under or in connection with the MLP Transaction Documents, the BG JV Documents or the Marcellus JV Documents by any party thereto, including any Default Notice under and as defined in Section 5.1 of the BG Joint Development Agreement and Section 5.1 of the Marcellus Joint Development Agreement; and

1.8 Indebtedness. Section 7.01(j) of the Credit Agreement shall be and it hereby is amended and restated to read in its entirety as follows:

(j) [Intentionally Omitted];

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1.9 Fundamental Changes. Paragraph (vii) and paragraph (ix) of Section 7.03(a) of the Credit Agreement shall be and they hereby are amended and restated to read in their entirety as follows:

(vii) subject to Section 2.12(b), the Borrower or any Restricted Subsidiary may sell, transfer, lease, exchange, abandon or otherwise dispose of Borrowing Base Properties (whether pursuant to a sale, transfer, lease, exchange or other disposition of all, but not less than all, of the Equity Interests of any Restricted Subsidiary or otherwise); provided that the Engineered Value (as assigned by the Administrative Agent) of all Borrowing Base Properties sold, transferred, leased, exchanged, abandoned or otherwise disposed of (calculated without including any Required JV Assignments and any Required MLP Assignments) between Scheduled Redeterminations does not exceed, in the aggregate for all Credit Parties taken as a whole, five percent (5%) of the Borrowing Base most recently determined;

(ix) Except to the extent otherwise prohibited or superseded pursuant to the terms of the MLP Transaction Documents and/or any amendment to the BG Joint Development Agreement, EOC or any Restricted Subsidiary may sell, transfer or assign to BG Production (a) an undivided 50% interest in Oil and Gas Interests acquired by EOC or any other Credit Party in the East Texas/North Louisiana Area and (b) 50% of the Equity Interests of any Unrestricted Subsidiary owning Oil and Gas Interests acquired by such Unrestricted Subsidiary in the East Texas/North Louisiana Area, in each case, to the extent required pursuant to and in accordance with the terms and conditions of the BG Joint Development Agreement (each, a “Required ET/NL Assignment”);

1.10 Fundamental Changes. Section 7.03(a) of the Credit Agreement shall be and it hereby is amended by deleting “and” from the end of paragraph (xi) of such Section and replacing the period (“.”) at the end of paragraph (xii) with “;” and adding the following to the end of such Section as paragraph (xiii) and (xiv), respectively:

(xiii) subject to Section 2.12(e) and Section 3.06 and so long as each of the MLP Transaction Conditions are satisfied concurrently therewith, the Borrower or any Restricted Subsidiary may on the MLP Closing Date sell, transfer or otherwise dispose of Borrowing Base Properties (including all of the Equity Interests of MLP JV LLC) pursuant to and in accordance with the terms of the MLP Principal Documents; and

(xiv) following the consummation of the MLP Transaction, the Borrower or any of its Restricted Subsidiaries may sell, transfer or assign to any MLP Subsidiary all or any portion of any MLP Appropriate Oil & Gas Properties to the extent required pursuant to and in accordance with the terms and conditions of the MLP Transaction Documents (such sales, transfers or assignments, the “Required MLP Assignments”); provided that (a) the consideration received in respect of any Required MLP Assignment shall be equal to or greater than fair market value of the MLP Appropriate Oil & Gas

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Properties subject of such Required MLP Assignment (in each case, as reasonably determined by the chief executive officer (pursuant to authority provided for in the Organizational Documents of the Borrower or under separate authorizing resolutions of the Board of Directors of the Borrower) or the Board of Directors of the Borrower, and if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying to that effect), (b) not less than 90% of the consideration received in respect of any Required MLP Assignment shall be cash or cash equivalents; provided that if a Borrowing Base Deficiency exists at such time or after giving effect thereto, 100% of such consideration shall be cash or cash equivalents, (c) no Default has occurred and is continuing or would result from any Required MLP Assignment, (d) the Borrower delivers written notice to the Administrative Agent at least ten (10) Business Days prior to any Required MLP Assignment, (e) the Borrowing Base is automatically reduced by an amount equal to the Engineered Value of the MLP Appropriate Oil & Gas Properties subject to any Required MLP Assignment as determined by the Required Lenders (or in the event the Engineered Value, as determined by the Administrative Agent, of all MLP Appropriate Oil & Gas Properties subject to any Required MLP Assignments since the most recent Scheduled Redetermination is less than $15,000,000, as determined by the Administrative Agent), and (f) after giving effect to any reduction in the Borrowing Base pursuant to clause (e) above, the Borrower shall prepay the Borrowings to the extent necessary to eliminate any Borrowing Base Deficiency within one (1) Business Day of the date it or any Restricted Subsidiary receives the Net Cash Proceeds from any Required MLP Assignment.

1.11 Investments, Loans, Advances, Guarantees and Acquisitions. Section 7.04(l) of the Credit Agreement shall be and it hereby is amended and restated to read in its entirety as follows:

(l) [Intentionally Omitted];

1.12 BG JV Documents, Marcellus JV Documents and MLP Transaction Documents. Section 7.13 of the Credit Agreement shall be and it hereby is amended and restated to read in its entirety as follows:

Section 7.13. BG JV Documents, Marcellus JV Documents and MLP Transaction Documents. Without the prior written consent of the Majority Lenders, the Borrower will not, nor will it permit any Restricted Subsidiary to, enter into or permit any supplement, modification, amendment, or amendment and restatement of, or waive any right or obligation of any Person under (a) any BG JV Document or Marcellus JV Document or (b) any MLP Transaction Document or any Organizational Document of any MLP Subsidiary, in the case of each of clauses (a) and (b), if the effect thereof would be materially adverse to the Administrative Agent and/or the Lenders.

1.13 Releases. The last paragraph of Article X of the Credit Agreement shall be and it hereby is amended and restated to read in its entirety as follows:

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Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to release any Collateral that it is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Collateral to the extent such sale or other disposition is permitted by the terms of Section 7.03 or is otherwise authorized by the terms of the Loan Documents. For the avoidance of doubt and without limiting the generality of the foregoing, concurrently with the consummation of the MLP Transaction and the satisfaction of each of the MLP Transaction Conditions, each Lender and the Issuing Bank hereby authorizes the Administrative Agent to terminate and release (i) the MLP Subsidiaries (including, without limitation, MLP JV LLC and Vernon Gathering, LLC) from their respective obligations (x) as Guarantors (if applicable) under Article VIII of this Agreement and (y) as Grantors (if applicable) under the Pledge Agreement, (ii) all of the Liens and security interests granted by any MLP Subsidiary (including, without limitation, MLP JV LLC and Vernon Gathering, LLC) pursuant to the Security Instruments securing repayment of the Obligations and Guaranteed Liabilities under the Loan Documents and (iii) all of the Liens and security interests encumbering any Mortgaged Properties or other Collateral owned by any MLP Subsidiary (including, without limitation, MLP JV LLC and Vernon Gathering, LLC) pursuant to the Security Instruments securing repayment of the Obligations and Guaranteed Liabilities under the Loan Documents.

1.14 Schedules. Schedule 2.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety and replaced with Schedule 2.01 attached hereto.

SECTION 2. Redetermined Borrowing Base. This Amendment shall constitute notice of a Scheduled Redetermination of the Borrowing Base pursuant to Section 3.04 of the Credit Agreement, and Administrative Agent, the Lenders, Borrower and the Guarantors hereby acknowledge that effective as of the date of this Amendment, the Borrowing Base is $1,300,000,000 and such redetermined Borrowing Base shall remain in effect until the earlier of (a) the next Redetermination of the Borrowing Base, or (b) the date such Borrowing Base is otherwise reduced pursuant to the terms of the Credit Agreement.

SECTION 3. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment, the redetermination of the Borrowing Base contained in Section 2 of this Amendment and the consents contained in Section 4 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.

3.1 Execution and Delivery. Each Credit Party, the Lenders and Administrative Agent shall have executed and delivered this Amendment.

3.2 No Default. No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment.

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3.3 Other Documents. Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Administrative Agent.

SECTION 4. MLP Consent. The Administrative Agent and each Lender (or at least the required percentage thereof) hereby consent to the consummation of the MLP Transaction; provided that at the time of or immediately prior to the consummation of the MLP Transaction, each of the MLP Transaction Conditions shall have been satisfied.

SECTION 5. Representations and Warranties of Borrower. To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

5.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such date and any representation or warranty which is qualified by reference to “materiality” or “Material Adverse Effect” is true and correct in all respects).

5.2 Corporate Authority; No Conflicts. The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Liens permitted under Section 7.02 of the Credit Agreement.

5.3 Enforceability. This Amendment has been duly executed and delivered by each Credit Party and constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

5.4 No Default. As of the date of this Amendment, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 6. Miscellaneous.

6.1 Reaffirmation of Loan Documents and Liens. Except as amended and modified hereby, any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party. Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

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6.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3 Legal Expenses. Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

6.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

6.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.7 Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

6.8 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

6.9 Reference to and Effect on the Loan Documents.

(a) This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

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(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

EXCO RESOURCES, INC.

By:	/s/ J. Douglas Ramsey, Ph.D.
Name: J. Douglas Ramsey, Ph.D.
Title: Vice President – Finance

GUARANTORS:

EXCO HOLDING (PA), INC.
EXCO PRODUCTION COMPANY (PA), LLC
EXCO PRODUCTION COMPANY (WV), LLC
EXCO RESOURCES (XA), LLC
EXCO SERVICES, INC.
EXCO MIDCONTINENT MLP, LLC
EXCO PARTNERS GP, LLC
EXCO PARTNERS OLP GP, LLC
VERNON GATHERING, LLC

By:	/s/ J. Douglas Ramsey, Ph.D.
Name: J. Douglas Ramsey, Ph.D.
Title: Vice President – Finance

EXCO OPERATING COMPANY, LP

By:	EXCO Partners OLP GP, LLC, its general partner

	By:	/s/ J. Douglas Ramsey, Ph.D.
Name: J. Douglas Ramsey, Ph.D.
Title: Vice President – Finance

EXCO GP PARTNERS OLD, LP

By:	EXCO Partners GP, LLC, its general partner

	By:	/s/ J. Douglas Ramsey, Ph.D.
Name: J. Douglas Ramsey, Ph.D.
Title: Vice President – Finance

Seventh Amendment to Credit Agreement	Signature Page

EXCO EQUIPMENT LEASING, LLC

By:	/s/ J. Douglas Ramsey, Ph.D.
Name: J. Douglas Ramsey, Ph.D.
Title: Vice President – Finance

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JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent and Issuing Bank

By:	/s/ Michael A. Kamauf
Name: Michael A. Kamauf
Title: Authorized Officer

Seventh Amendment to Credit Agreement	Signature Page

BANK OF AMERICA, N.A., as a Lender and as Co-Lead Arranger and Co-Syndication Agent

By:	/s/ Margaret Niekrash
Name: Margaret Niekrash
Title: Vice President

Seventh Amendment to Credit Agreement	Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Co-Documentation Agent

By:	/s/ Matt Coleman
Name: Matt Coleman
Title: Vice President

Seventh Amendment to Credit Agreement	Signature Page

BANK OF MONTREAL, as a Lender and as Co-Syndication Agent

By:	/s/ Kevin Utsey
Name: Kevin Utsey
Title: Director

Seventh Amendment to Credit Agreement	Signature Page

CITIBANK, N.A., as a Lender and as Co-Documentation Agent

By:	/s/ Todd Mogil
Name: Todd Mogil
Title: Vice President

Seventh Amendment to Credit Agreement	Signature Page

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Chulley Bogle
Name: Chulley Bogle
Title: Vice President

Seventh Amendment to Credit Agreement	Signature Page

UNION BANK, N.A., as a Lender

By:	/s/ Randall L. Osterberg
Name: Randall L. Osterberg
Title: Sr. Vice President – US Marketing Manager

Seventh Amendment to Credit Agreement	Signature Page

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Courtney E. Meehan
Name: Courtney E. Meehan
Title: Vice President

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

Seventh Amendment to Credit Agreement	Signature Page

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Michael D. Willis
Name: Michael D. Willis
Title: Managing Director

By:	/s/ Tom Byargeon
Name: Tom Byargeon
Title: Managing Director

Seventh Amendment to Credit Agreement	Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Daria Mahoney
Name: Daria Mahoney
Title: Vice President

Seventh Amendment to Credit Agreement	Signature Page

COMERICA BANK, as a Lender

By:	/s/ John S. Lesikar
Name: John S. Lesikar
Title: Vice President

Seventh Amendment to Credit Agreement	Signature Page

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shuji Yabe
Name: Shuji Yabe
Title: Managing Director

Seventh Amendment to Credit Agreement	Signature Page

BARCLAYS BANK PLC, as a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

Seventh Amendment to Credit Agreement	Signature Page

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Terry Donovan
Name: Terry Donovan
Title: Managing Director

Seventh Amendment to Credit Agreement	Signature Page

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as a Lender

By:	/s/ Trudy Nelson
Name: Trudy Nelson
Title: Executive Director

By:	/s/ Rob Mustard
Name: Rob Mustard
Title: Managing Director

Seventh Amendment to Credit Agreement	Signature Page

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director, Banking Products Services, US

By:	/s/ Kenneth Chin
Name: Kenneth Chin
Title: Director, Banking Products Services, US

Seventh Amendment to Credit Agreement	Signature Page